                                                                     EXHIBIT 1.9


                                     KB HOME
                            (A DELAWARE CORPORATION)

                                   $50,000,000

                    7 3/4% SENIOR SUBORDINATED NOTES DUE 2010

                             UNDERWRITING AGREEMENT

                                                                February 5, 2003



UBS Warburg LLC
299 Park Avenue
New York, New York  10171

Ladies and Gentlemen:

         KB Home, a Delaware corporation (the "Company"), confirms its agreement with UBS Warburg LLC (the "Underwriter"), with respect to the sale by the Company and the purchase by the Underwriter of $50,000,000 aggregate principal amount of the Company's 7 3/4% Senior Subordinated Notes due 2010 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of November 19, 1996 (the "Indenture," which term as used herein includes the instruments establishing the form and terms of the Securities) between the Company and SunTrust Bank (as successor to SunTrust Bank, Atlanta), as trustee (the "Trustee"). The Securities will constitute part of the same series of debt securities under the Indenture as the $250,000,000 aggregate principal amount of the Company's 7-3/4% Senior Subordinated Notes due 2010 issued on January 27, 2003 (the "Initial Notes").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-71630) for the registration under the Securities Act of 1933 (the "1933 Act") of, among other securities, debt securities, which registration statement was declared effective by the Commission on January 28, 2002 and copies of which have heretofore been delivered to you. Such registration statement, as amended at the date of this Agreement and including all documents incorporated or deemed to be incorporated by reference therein, is hereinafter referred to as the "Registration Statement." The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") the Prospectus Supplement (as defined in Section 3(i) hereof) and the related prospectus dated January 28, 2002 (the "Base Prospectus"), and has previously advised you of all further information (financial and other) with respect to the Company set forth therein. The Base Prospectus together with the Prospectus Supplement, in the respective forms first provided to the Underwriter for use in confirming sales of the Securities, including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained," "included," "stated," "described in" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

         SECTION 1. Representations and Warranties.

         (a) The Company represents and warrants to the Underwriter as of the date hereof (such date being hereinafter referred to as the "Representation Date") as follows:

             (i) The Company meets the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. The Registration Statement, at the time it became effective and as of the Representation Date, and the Base Prospectus, as of its date and as of the Representation Date, complied and comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations (including Rule 415(a) of the 1933 Act Regulations), the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and as of the Representation Date do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Securities which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriter for such use) and at the Closing

Time referred to in Section 2 hereof, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus or the information contained in any Statement of Eligibility of a trustee under the 1939 Act filed or incorporated by reference as an exhibit to the Registration Statement (a "Form T-1").

             (ii) Ernst & Young LLP, whose reports are incorporated by reference into the Registration Statement, are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

             (iii) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of operations of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the Company's ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends (including the amounts the ratios would have been were interest on the outstanding collateralized mortgage obligations of the Company's wholly owned limited purpose financing subsidiaries included in such ratios' calculation) included in the in the Base Prospectus under the caption "Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends" and in the Prospectus Supplement under the caption "Selected Consolidated Financial Data" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission; and the pro forma financial statements, if any, and related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

             (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries (which term, as used in this Agreement, includes without limitation consolidated joint ventures in which the Company or any of its other subsidiaries is a participant, any consolidated limited and general partnerships in which the Company or any of its other subsidiaries owns partnership interests and any consolidated limited liability companies in which the Company or any of its other subsidiaries owns membership interests (such joint ventures, limited and general partnerships and limited liability companies being hereinafter called, collectively, the "Partnerships")) considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends in customary amounts per share on the Company's common stock, par value $1.00 per share (the "Common Stock"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. As used in this subsection (iv), the term "Registration Statement" means the Registration Statement as in effect on the date of this Agreement and the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

             (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

             (vi) Each Significant Subsidiary (as defined below) is either a corporation or a Partnership. Each Significant Subsidiary has been duly organized and is validly existing as a corporation or Partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary which is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned (except for directors qualifying shares and a nominal number of shares held by affiliated parties) by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the outstanding equity interests in each Significant Subsidiary which is a Partnership have been duly authorized (if applicable) and validly issued, are fully paid and (except for general partnership interests) non-assessable and are owned by the Company (except to the extent that a minority interest in the Partnership is reflected in the Company's consolidated financial statements included or incorporated by reference in the Prospectus), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. For purposes of this Agreement, "Significant Subsidiary" means any subsidiary of the Company (including, without limitation, any Partnership) that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X (as in effect on January 1, 1996), but substituting "8%" for "10%" wherever "10%" appears in such definition.

             (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans referred to or incorporated by reference in the Prospectus); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock, the Company's authorized but unissued special common stock, par value $1.00 per share (the "Special Common Stock"), and the Company's authorized and unissued preferred stock, par value $1.00 per share (the "Preferred Stock"), conform to the respective statements relating thereto included in the Prospectus; the Securities have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued by the Company, authenticated by the Trustee and delivered pursuant to the provisions of the Indenture and this Agreement against payment of the consideration set forth herein, the Securities will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and the Indenture has been duly qualified under the 1939 Act; the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus; and, after giving effect to the sale of Securities and the sale of any other securities registered pursuant to the Registration Statement to be issued prior to the delivery of the Securities, the aggregate amount of Securities which will have been issued and sold by the Company will not exceed the aggregate amount of theretofore unsold securities registered pursuant to the Registration Statement.

             (viii) The Company is not in violation of its charter or by-laws and none of the Company's Significant Subsidiaries is in violation of its charter or by-laws or other organizational documents, and neither the Company nor any of its Significant Subsidiaries is in default in the performance or observance of (A) any obligation, agreement, covenant or condition contained in:

                    (1) the Company's 2000 Revolving Loan Agreement dated as of October 3, 2000, among the Company, the banks party thereto, Bank of America, N.A. as Administrative Agent, Credit Lyonnais Los Angeles Branch, as Syndication Agent, Bank One, NA, as Documentation Agent, and Banc of America Securities LLC, as Lead Arranger and Sole Book Manager, including all amendments and supplements thereto, if any, and any promissory notes or other agreements or instruments entered into in connection therewith (the "Revolving Facility"),

                    (2) the 2000 Term Loan Agreement dated as of October 3, 2000, among the Company, the banks party thereto, Bank of America, N.A., as Administrative Agent, Credit Lyonnais Los Angeles Branch, as Syndication Agent, Bank One, NA, as Documentation Agent, and Banc of America Securities LLC, as Lead Arranger and Sole Book Manager, including all amendments and supplements thereto, if any, and any promissory notes or other agreements or instruments entered into in connection therewith (the "Term Facility" and, together with the Revolving Facility, the "Revolving Loan Agreement"),

                    (3) the Initial Notes, the Company's 9-5/8% Senior Subordinated Notes due 2006, 9-1/2% Senior Subordinated Notes due 2011 or 8-5/8% Senior Subordinated Notes due 2008 (collectively, the "Senior Subordinated Notes") or the Indenture dated as of November 19, 1996 between the Company and Suntrust Bank (as successor to Suntrust Bank, Atlanta) pursuant to which the Initial Notes and the Senior Subordinated Notes were issued (the "Senior Subordinated Indenture," which term, as used herein, includes the respective instruments establishing the form and terms of the Initial Notes and the Senior Subordinated Notes),

                    (4) the Company's 7-3/4% Senior Notes due October 15, 2004 (the "7-3/4% Senior Notes" or the "Senior Notes") or the Indenture dated as of October 14, 1997 between the Company and SunTrust Bank (as successor to SunTrust Bank, Atlanta) pursuant to which the Senior Notes were issued (the "Senior Indenture," which term, as used herein, includes the instrument establishing the form and terms of the Senior Notes), or

                    (5) the $200 million Master Loan and Security Agreement dated as of May 13, 2002 and the $400 million Master Loan and Security Agreement dated as of May 13, 2002 entered into by a subsidiary of the Company and the other parties thereto, including all amendments and supplements thereto, if any, and any promissory notes and other instruments or agreements entered into in connection therewith (the "Mortgage Banking Agreements"),

(the Revolving Loan Agreement, the Initial Notes, the Senior Subordinated Notes, the Senior Subordinated Indenture, the Senior Notes, the Senior Indenture and the Mortgage Banking Agreements are hereinafter called, collectively, the "Subject Instruments" and, individually, a "Subject Instrument") or (B) any obligation, agreement, covenant or condition contained in any other contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, which default or violation would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Subject Instruments), or to which any of the property or assets of the Company or any of the

Significant Subsidiaries is subject, except (other than in the case of the Subject Instruments) for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of the Significant Subsidiaries or any applicable law, administrative regulation or administrative or court order or decree.

             (ix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which is not so disclosed and (net of reserves and insurance) the Company believes might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate and net of reserves and insurance, not material to the Company and its subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to, or incorporated by reference in, the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

             (x) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Securities hereunder or the consummation by the Company of any of the other transactions contemplated hereby, except such as may be required and have been obtained under the 1933 Act, the 1933 Act Regulations and the 1939 Act and such as may be required under state securities laws.

             (xi) This Agreement has been duly authorized, executed and delivered by the Company.

             (xii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became effective, at the Representation Date and at Closing Time did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (xiii) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

             (xiv) The Securities are subordinate in right of payment to the Senior Notes and rank and will rank pari passu in right of payment with the Senior Subordinated Notes.

             (xv) The Securities and the Initial Notes will constitute and form a single series of Securities (as such term is defined in the Indenture) under the Indenture.

             (xvi) There are no holders of securities of the Company with currently exercisable registration rights to have any securities registered as part of the Registration Statement or included in the offering contemplated by this Agreement.

             (xvii) The Company and each of the Significant Subsidiaries have good and marketable title to all of their respective properties, in each case free and clear of all liens, encumbrances and defects, except (i) customary liens and encumbrances arising in the ordinary course of the Company's construction and development business and the financing thereof, (ii) as stated or incorporated by reference in the Prospectus or (iii) such as do not materially affect the value of such properties in the aggregate to the Company and its subsidiaries considered as one enterprise and do not materially interfere with the use made and proposed to be made of such properties.

             (xviii) The Company and its Significant Subsidiaries possess such certificates, authorities and permits issued by the appropriate state, federal and foreign regulatory agencies or bodies necessary to conduct all material aspects of the business now operated by them, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

             (xix) No default or event of default with respect to any Indebtedness (as such term is defined the Prospectus Supplement) of the Company or any of its Significant Subsidiaries entitling, or which, with notice or lapse of time or both, would entitle, the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement or the Indenture, the issuance and sale of the Securities or the consummation of the transactions contemplated hereby or thereby.

             (xx) The Company and each of the Significant Subsidiaries have filed all tax returns required to be filed, which returns, as amended, are complete and correct in all material respects, and neither the Company nor any Significant Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect to said returns which would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

             (xxi) The Company and its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (xxii) All resolutions adopted by the board of directors of the Company authorizing or approving the issuance and sale of the Securities and any matters related thereto have been adopted, and the issuance and sale of the Securities and any related transactions have been approved, by at least two-thirds of the "Continuing Directors" (as defined in Article Eighth of the Company's charter).

         (b) Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to the Underwriter; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at 98.444% of the principal amount thereof plus accrued and unpaid interest on the Securities from January 27, 2003, the aggregate principal amount of Securities set forth in Schedule A opposite the name of the Underwriter.

         (b) Payment of the purchase price for the Securities shall be made at the offices of the Company, 10990 Wilshire Boulevard, Los Angeles, California, or at such other place as shall be agreed upon by the Underwriter and the Company, at 7:00 a.m., California time, on February 7, 2003, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery of the Securities being herein called "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter of certificates for the Securities to be purchased by it. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriter not later than 10:00 a.m. (New York City time) on the last business day prior to Closing Time in New York, New York.

         SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

         (a) The Company will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act during any period when the Prospectus is required to be delivered under the 1933 Act, (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement, the Prospectus or the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus,
(iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will give the Underwriter notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the offering of the Securities which differs from the Prospectus first provided to the Underwriter for use in confirming sales of the Securities, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriter or counsel for the Underwriter shall reasonably object.

         (c) The Company has delivered to the Underwriter one copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and will also deliver to the Underwriter as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Underwriter may reasonably request.

         (d) The Company will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

         (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriter, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to the Underwriter and counsel for the Underwriter) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriter a reasonable number of copies of such amendment or supplement.

         (f) The Company will endeavor, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required by applicable law. The Company will promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of qualification of the Securities for sale in any state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby (or 120 days in the case of the close of the Company's fiscal year), an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

         (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner to be specified in the Prospectus Supplement under "Use of Proceeds."

         (i) Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the "Prospectus Supplement"), containing the terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Underwriter and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with such Rule 424(b) of the 1933 Act Regulations copies of the Prospectus (including such Prospectus Supplement).

         (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (k) During a period from and including the date of this Agreement through and including the day which is 30 days after the date of this Agreement, the Company will not, without the prior written consent of UBS Warburg LLC, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities or any securities convertible into or exchangeable or exercisable for any debt securities (except for the Securities sold to the Underwriter pursuant to this Agreement); provided that the foregoing shall not prevent the Company from making borrowings under the Revolving Loan Agreement or under bank credit lines.

         (l) In accordance with the Cuba Act, if applicable, and without limitation to the provisions of Sections 6 and 7 hereof, the Company agrees to indemnify and hold harmless the Underwriter from and against any and all loss, liability, claim, damage and expense whatsoever

(including fees and disbursements of counsel), as incurred, arising out of any violation by the Company of the Cuba Act, if applicable.

         SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing or reproduction of this Agreement and the Indenture, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, of any preliminary prospectuses and any preliminary prospectus supplements, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriter of copies of the Blue Sky Survey, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) any fees payable in connection with the rating of the Securities, and (x) any fees and expenses of a depositary in connection with holding the Securities in book-entry form.

         If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

         SECTION 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

         (a) At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus (including the Prospectus Supplement referred to in Section 3(i) hereof) shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Underwriter of such timely filing or transmittal.

         (b) At Closing Time the Underwriter shall have received:

                  (1) The favorable opinion, dated as of Closing Time, of Munger, Tolles & Olson llp, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware.

                           (ii) The Indenture (which term, as used in such
                  opinion, shall include the Officers' Certificate establishing the form and terms of the Securities) has been duly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

                           (iii) The Securities are in the form established
                  pursuant to the Indenture, have been duly authorized for issuance and sale by the Company and, when duly executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and delivered pursuant to the provisions of the Indenture and this Agreement against payment of the purchase price therefor specified herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture.

                           (iv) The issuance and delivery of the Securities, the
                  execution and delivery of this Agreement and the Indenture, and the consummation of the transactions contemplated herein and therein, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, the Initial Notes, the Senior Subordinated Notes, the Senior Subordinated Indenture, the Senior Notes or the Senior Indenture.

                           (v) The Indenture has been qualified under the 1939
                  Act.

                           (vi) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                           (vii) The Securities and the Indenture conform in all
                  material respects to the descriptions thereof contained in the Prospectus.

                           (viii) The Registration Statement is effective under
                  the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                           (ix) At the time the Registration Statement became
                  effective, the Registration Statement (other than the financial statements and supporting schedules included or incorporated by reference therein or omitted therefrom and any Form T-1, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  In rendering such opinion, such counsel shall state that, insofar as such opinion concerns the Indenture, the Securities or this Agreement (all of which are governed by the laws of the State of New
         York), such counsel has assumed without investigation that the law of the State of New York is the same as the law of the State of California.

                  (2) The favorable opinion, dated as of Closing Time, of Kimberly N. King, Esq., Vice President, Corporate Legal Affairs of the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                           (ii) To the best of such counsel's knowledge and
                  information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries (as such term is defined in this Agreement) considered as one enterprise.

                           (iii) Each of the Company's Significant Domestic
                  Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation or Partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has power and authority as a corporation or Partnership, as the case may be to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of such counsel's knowledge and information, is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise or on their consolidated financial condition or earnings; to the best of such counsel's knowledge and information, all of the issued and outstanding capital stock of each such Significant Domestic Subsidiary which is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned (except for directors qualifying shares and a nominal number of shares held by affiliated parties) by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and to the best of such counsel's knowledge and information, all of the issued and outstanding equity interests in each such Significant Domestic Subsidiary which is a Partnership have been duly authorized (if applicable) and validly issued, are fully paid and (except for general partnership interests) non-assessable and are owned by the Company (except to the extent that a minority interest in such Partnership is reflected in the Company's consolidated financial statements included or incorporated or deemed to be incorporated by reference in the Prospectus), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. As used in this Agreement, the term "Significant Domestic Subsidiaries" means all Significant Subsidiaries other than any Significant Subsidiaries organized and existing under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                           (iv) The authorized, issued and outstanding capital
                  stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to the exercise of options issued under employee benefit plans referred to in the Prospectus or in the documents incorporated or deemed to be incorporated by reference therein); and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

                           (v) To the best of such counsel's knowledge and
                  information, there are no statutes or regulations required to be described in the Registration Statement or the Prospectus or in the documents incorporated or deemed to be incorporated by reference therein which are not described as required and there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or in the documents incorporated or deemed to be incorporated by reference therein, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement or in the documents incorporated or deemed to be incorporated by reference therein, including ordinary routine litigation incidental to the business, are, considered in the aggregate and net of reserves and insurance, not material to the Company and its subsidiaries considered as one enterprise.

                           (vi) The information under "Item 1.
                  Business--Regulation and Environmental Matters," "Item 1. Business--Risk Factors--We are subject to substantial legal and regulatory requirements regarding the development of land, the homebuilding process and protection of the environment, which can cause us to suffer delays and incur costs associated with compliance and prohibit or restrict homebuilding activity in some regions or areas," and "Item 3. Legal Proceedings" in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2001, under "Risk Factors--We are subject to substantial legal and regulatory requirements regarding the development of land, the homebuilding process and protection of the environment, which can cause us to suffer delays and incur costs associated with compliance, and which can prohibit or restrict homebuilding activity in some regions or areas" in the Prospectus Supplement and in Item 15 in Part II of the Registration Statement, to the extent that such information constitutes matters of law, summaries of legal matters, summaries of securities, instruments, agreements or other documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                           (vii) To the best of such counsel's knowledge and
                  information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or in the documents incorporated or deemed to be incorporated by reference therein or to be filed or incorporated by reference as exhibits thereto other than those described or referred to or filed or incorporated by reference as exhibits thereto, the descriptions thereof and references thereto are correct, and, to the best of such counsel's knowledge, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in (A) any Subject Instrument or (B) any other contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed or incorporated by reference, which default (other than in the case of the Subject Instruments) could have a material adverse effect on the Company and its subsidiaries considered as one enterprise or on their consolidated financial condition or earnings.

                           (viii) No authorization, approval, consent or order
                  of any court or governmental authority or agency is required in connection with the sale of the Securities to the Underwriter or for the performance by the Company of its obligations under the Indenture or the Securities, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations or state securities laws.

                           (ix) The issuance and delivery of the Securities, the
                  execution and delivery of this Agreement and the Indenture (which term, as used in such opinion, shall include the Officer's Certificate establishing the form and terms of the Securities), the consummation of the transactions contemplated herein and therein, and the performance by the Company of its obligations under the Indenture and the Securities, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (A) any Subject Instrument or (B) to the best of such counsel's knowledge and information, any other contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

                           (x) The documents incorporated or deemed to be
                  incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included or incorporated by reference therein, as to which no opinion need be rendered), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                           (xi) To the best of such counsel's knowledge and
                  information, no default with respect to any Indebtedness (as such term is defined in the Prospectus Supplement) of the Company or any of its subsidiaries entitling, or which, with notice or lapse of time or both, would entitle, the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement or the Indenture, the issuance and sale of the Securities or the consummation of the transactions contemplated hereby or thereby.

                  In rendering such opinion, such counsel shall state that, insofar as such opinion concerns the Indenture, the Securities or this Agreement (all of which are governed by the laws of the State of New
         York), such counsel has assumed without investigation that the law of the State of New York is the same as the law of the State of California. In addition, in rendering such opinion, such counsel may, as to other matters governed by the law of any jurisdiction other than the law of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States of America, either (a) assume without any investigation that the law of the State of California is the same as the law governing such other matters for all purposes relevant to such opinion or (b) rely on an opinion or opinions of local counsel satisfactory to the Underwriter, so long as each such opinion shall be dated as of the Closing Time and in form and substance satisfactory to the Underwriter, and shall expressly permit the Underwriter to rely thereon as if such opinion were addressed to the Underwriter.

                  (3) The favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood llp, counsel for the Underwriter, with respect to the matters set forth in (i) through (iii) and (v) through (ix) of subsection (b)(1) of this Section.

                  (4) In giving their opinions required by subsections (b)(1),
         (b)(2) and (b)(3), respectively, of this Section, Munger, Tolles & Olson llp, Kimberly N. King and Sidley Austin Brown & Wood llp shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and any Form T-1, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which counsel need make no statement), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Securities which differs from the Prospectus filed with at the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriter for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions set forth in this Agreement on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officer's knowledge and information, no proceedings for that purpose have been initiated or threatened by the Commission and (v) since the date of this Agreement, none of the ratings assigned by any nationally recognized statistical rating organization to any debt securities of the Company or any subsidiary of the Company has been lowered and no such rating agency has publicly announced that it has placed any debt securities of the Company or of any subsidiary of the Company on what is commonly termed a "watch list" for a possible downgrading. As used in this Section 5(c), the term "Registration Statement" means the Registration Statement as in effect on the date of this Agreement and "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

     (d) At the Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter dated January 27, 2003 furnished by them to the Underwriter in connection with the purchase of the Initial Notes, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (e) At Closing Time, the Securities shall have a rating of at least Ba3 from Moody's Investor's Service Inc. and BB- from Standard & Poor's, and the Company shall have delivered to the Underwriter a letter from each such rating agency or other evidence satisfactory to the Underwriter, confirming that the Securities have such ratings.

         (f) Prior to the Closing Time, if required by the 1933 Act, the 1933 Act Regulations, the 1939 Act or the 1939 Act Regulations, the Trustee shall have filed with the Commission an application for the purpose for determining the eligibility of the Trustee under the 1939 Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the 1939 Act and the Commission shall not have issued an order refusing to permit such application to become effective or taken any similar action.

         (g) At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as it may require for the purpose of enabling it to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

         SECTION 6. Indemnification.

         (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the 1933 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

              (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by UBS Warburg LLC), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (1) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or (2) in the Form T-1; and (B) the foregoing indemnity agreement with respect to any preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling the Underwriter, if a copy of the Prospectus (as it may then be amended or supplemented if the Company shall have furnished any amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of the Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have cured the defect giving rise to such loss, claim, damage, liability or expense, except that this clause (B) shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

         (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in such Registration Statement (or any amendment thereto) or such preliminary prospectus, such preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In the case of indemnity pursuant to Section 6(a) or 6(b) above, the indemnifying parties shall in no event be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 6(a) or (b) is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount (calculated as described below) with respect to the Securities bears to the public offering price (calculated as described below) of the Securities and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the preceding sentence, the public offering price of the Securities shall be deemed to be equal to 99.000% of the principal amount thereof and the underwriting discount shall be deemed to be equal to 0.556% of the principal amount thereof. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

         SECTION 9. Termination of Agreement.

         (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the securities of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by the Nasdaq National Market or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal, New York or California authorities, (iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or of any subsidiary of the Company shall have been lowered or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company or any trust preferred securities, capital securities or similar securities of any subsidiary of the Company on what is commonly termed a "watch list" for a possible downgrading. As used in this Section 9(a), the term "Registration Statement" means the Registration Statement as in effect on the date of this Agreement and "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

         SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at UBS Warburg LLC, 299 Park Avenue, 36th Floor, New York, New York 10171, Attention: Robert Crowley; notices to the Company shall be directed to it at 10990 Wilshire Boulevard, Los Angeles, California 90024, Attention: Kimberly N. King, Esq., Vice President, Corporate Legal Affairs.

         SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 12. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York City time.

                            [SIGNATURE PAGE FOLLOWS]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                    Very truly yours,

                                    KB HOME

                                    By:
                                        ---------------------------------------
                                        Name:   Kelly M. Allred
                                        Title:  Vice President and Treasurer


CONFIRMED AND ACCEPTED
as of the date first above written:

UBS WARBURG LLC


By:
    ----------------------------------------------------------------
    Name:
    Title:




By:
    ----------------------------------------------------------------
    Name:
    Title: